Exhibit 10.8

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF OR EXEMPTIONS UNDER SUCH ACT AND LAWS.

AMENDED AND RESTATED SECURED SUBORDINATED PROMISSORY NOTE

$1,500,000.00	Dated: April 10, 2006

FOR VALUE RECEIVED, AKRION, INC., a Delaware corporation (“Maker”), promises to pay to Sunrise Capital Partners, L.P. (“Payee”) the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), lawful money of the United States of America, together with interest accrued thereon, at the rate and on the terms hereinafter set forth.

1. Payment of Interest and Principal.

(a) Payment of Interest. Interest on the unpaid principal amount of this Note from time to time outstanding shall accrue at a rate equal to 11.75%, computed on the basis of a 365-day year for the actual number of days elapsed. All accrued interest shall be payable in cash or, upon the written request of Payee, by adding such accrued interest to the principal amount outstanding under this Note.

(b) Payment of Principal. The unpaid principal balance of this Note shall be due and payable on May 19, 2007 or, if earlier, upon the consummation of a Liquidity Event. A “Liquidity Event” means any of the following: (i) an underwritten offering by Maker of any of its equity securities; (ii) a merger of Maker into or with another person or any sale or transfer of the equity interests of Maker in any such case in which the equity holders of Maker immediately prior to such transaction possess less than 50% of Maker’s or the surviving entity’s issued and outstanding equity interests immediately after such transaction, or (iii) the sale by Maker of all or substantially all of its assets.

(c) Prepayment. Maker shall have the right to prepay at any time and from time to time, without penalty or premium, all or any portion of the outstanding principal of this Note. All prepayments of this Note shall be applied first to accrued interest and second to unpaid principal.

(d) Place of Payment. Maker shall make all payments to Payee at the address of Payee as set forth in Section 10 hereof or to such other place or places as Payee, from time to time, shall designate in writing to Maker.

2. Security Interest. As security for the prompt payment when due of all amounts pursuant to this Note and any renewals, extensions or modifications thereof, Maker hereby grants to Payee a security interest in all of Maker’s assets, including all of Maker’s furnishings, machinery, chattel paper, equipment, instruments, documents, investment property, general intangibles, including without limitation all of Maker’s intellectual property, deposit accounts and all money, and all property now or at any time in the future in Payee’s possession, all inventory, payment intangibles, letter-of-credit rights, supporting obligations, accounts, accounts receivable, goods (as such terms may be defined in the UCC), and all replacements, accessions, substitutions and proceeds of the foregoing, including but not limited to, insurance proceeds and claims against third parties, all products and all books and records related to any of the foregoing (collectively, as the “Collateral”). Maker agrees to execute and cooperate fully in the filing of UCC-1 Financing Statements and any other filings evidencing the security interest in the Collateral granted herein to Payee, in such jurisdictions, as Payee shall specify.

“UCC” means the Uniform Commercial Code of the State of Delaware, as amended from time to time; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral granted by this Note is covered by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, then the term UCC shall include the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Note relating to such perfection or effect of perfection or non-perfection.

3. Covenants. Maker hereby covenants and agrees that it shall: (a) promptly notify Payee in writing of any change in the location of the Collateral; and (b) execute upon demand by Payee any financing statements or other documents which Payee may deem necessary to perfect or maintain perfection of the security interest created in this Note and pay upon demand by Payee the costs of any such filing.

4. Priority. The indebtedness evidenced by the Note, and the security interest granted hereunder, is subordinate to that of the loan from PNC Bank made pursuant to that certain Revolving Credit and Security Agreement dated August 5, 2005 between Maker and PNC Bank (as amended from time to time, the “PNC Loan”) and that of that certain Loan and Security Agreement with ORIX Venture Finance, LLC dated April 28, 2004 (as amended from time to time, the “ORIX Loan”). The indebtedness evidenced by this Note, and the security interest granted hereunder, is pari passu with that of the Secured Subordinated Promissory Note given from Maker to Payee dated March 10, 2004 in the original principal amount of $2,917,324.70, the Secured Subordinated Promissory Note given from Maker to Payee dated September 21, 2004 in the original principal amount of $7,595,047.44, the Secured Subordinated Revolving Promissory Note given from Maker to Payee dated January 7, 2005 in the original principal amount of $12,500,000 and the Secured Subordinated Promissory Note given from Maker to Payee dated April 10, 2006 in the original principal amount of $750,000.

5. Events of Default; Remedies.

(a) Events of Default. The following shall constitute events of default (“Events of Default”):

(i) Maker fails to pay when due any principal due hereunder.

(ii) The failure of Maker to observe or perform any term, condition, agreement, covenant or provision contained herein, and the continued failure of Maker to observe or perform such term, condition, agreement, covenant or provision for ten days after Payee gives notice to Maker thereof.

(iii) The occurrence of any of the following events with respect to Maker: (A) the suspension or discontinuation of business; (B) the making of an assignment for the benefit of creditors; (C) the appointment of a receiver or trustee for all or any substantial portion of Maker’s assets; (D) the admission in writing of its inability to pay debts when due; (E) any court or governmental officer or agency shall take possession of any substantial part of Maker’s property; or (F) the commencement of proceedings in bankruptcy or any other proceedings for arrangement or reorganization of Maker’s debts under any state or federal law, whether instituted by or against it (provided, however, if proceedings are commenced against Maker, there shall be not an Event of Default unless Maker shall have failed to obtain dismissal of the proceedings within 30 days of their commencement).

(iv) There exists a default or an event that, with the giving of notice, would constitute a default under any other indebtedness of Maker for borrowed money, including without limitation the PNC Loan or the ORIX Loan.

(v) The concealment or removal of any part of Maker’s property with the intent to hinder, delay or defraud its creditors or any of them or the making or sufferance of any transfer of their property which is fraudulent under any bankruptcy, fraudulent conveyance or similar federal or state law.

(b) Remedies. After the occurrence of an Event of Default as described in Sections 5(a)(i), (ii), (iv) or (v) above which is continuing, Payee shall have the right, by written notice to Maker, to declare the entire principal amount of this Note together with all accrued but unpaid interest immediately due and payable. Upon the occurrence of an Event of Default as described in Section 5(a)(iii) above and without further notice to Maker, the unpaid principal amount and the accrued interest hereunder shall become immediately due and payable without presentment, notice of nonpayment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Maker. Upon any such occurrence, Payee may immediately and without demand exercise or cause to be exercised any rights and remedies provided in this Note or which may be available to Payee at law, in equity, by statute, or otherwise, without further stay, any law, usage or custom to the contrary notwithstanding. Furthermore, and without limiting the foregoing, in any such event Payee shall have all rights of a secured party under the UCC with respect to the Collateral. If the entire unpaid balance and interest shall, as a result of the preceding sentences, be immediately due and payable, the unpaid balance of principal and interest shall accrue interest thereafter at an annual rate equal to the rate of interest then in effect under Section 1(a) above plus 4%, and all other sums due from Maker shall also be immediately due and payable. In no event shall the rate of interest payable under this Note exceed the maximum rate of interest permitted to be charged under applicable law. If the rate of interest shall at any time exceed the maximum amount permitted under applicable law, then the rate of interest payable hereunder shall be reduced to the maximum permitted rate, and any interest paid in excess of the permitted rate shall be refunded to Maker. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in such order as Payee may determine.

6. Amendment and Restatement. This Note constitutes the amendment and restatement of that certain Promissory Note dated May 19, 2005 given by Maker to Payee in the original principal amount of $1,500,000 (the “Prior Note”). Nothing contained in this Note shall be deemed to constitute a novation, release, termination, waiver, satisfaction, accord or accord and satisfaction of the Prior Note or any indebtedness evidenced thereby.

7. CONFESSION OF JUDGMENT. MAKER HEREBY EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR MAKER AND TO CONFESS JUDGMENT AS OFTEN AS NECESSARY AGAINST MAKER IN FAVOR OF PAYEE OR ANY OTHER NOTEHOLDER, AT ANY TIME AND AS OF ANY TERM, FOR THE ABOVE SUM PLUS INTEREST DUE UNDER THE TERMS HEREOF AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF LEGAL PROCEEDINGS AND AN ATTORNEY’S COMMISSION EQUAL TO THE LESSER OF (A) 20% OF THE ABOVE SUM AND INTEREST THEN DUE HEREUNDER OR (B) $500. MAKER WAIVES ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION.

8. Rights Cumulative; Costs. The remedies of Payee as provided in this Note shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion for their exercise shall occur. The remedies set forth herein shall be in addition to, and not in lieu of, any other additional rights or remedies Payee may have at law or in equity. Payee may recover all costs of suit and other expenses incurred by Payee (including reasonable attorneys’ fees) in connection with the collection of any sums due hereunder.

9. No Waiver of Rights. The acceptance of a past due payment or a partial payment shall not cause or operate as a waiver of any obligation of Maker to make any and all payments as and when due. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

10. Waiver of Notice, Etc. Maker hereby waives presentment, demand, protest, notice of protest, dishonor and all other notices or requirements of any kind.

11. Controlling Law. This Note and all questions relating to its validity, interpretation or performance and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any conflict of law provision.

12. Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified; (b) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) one business day after deposit with a nationally recognized overnight courier specifying next day delivery. All communications shall be sent as follows (or to such other address as Maker or Payee may designate in a notice delivered in accordance with this Section 12):

If to Maker:

Akrion, Inc.

6330 Hedgewood Drive

No. 150

Allentown, PA 18106

Attn: President

If to Payee:

Sunrise Capital Partners, L.P.

245 Park Avenue

20th Floor

New York, NY 10167

Attention:

13. Binding Nature of Note. This Note shall be binding upon Maker, and its successors and assigns and shall inure to the benefit of Payee and its successors and assigns.

14. Modification. This Note may not be modified or amended other than by an agreement in writing signed by Maker and Payee.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused its duly authorized representative to execute and deliver this Note on the date first written above.

AKRION, INC.

By:	/s/ James Whittle
Name:	James Whittle
Title:	Chief Financial Officer

ALLONGE TO AMENDED AND RESTATED

SECURED SUBORDINATED PROMISSORY NOTE

THIS ALLONGE TO AMENDED AND RESTATED SECURED SUBORDINATED PROMISSORY NOTE (“Allonge”) is made as of December 31, 2006 by and between Akrion, Inc., a Delaware corporation (“Maker”), and Sunrise Capital Partners, L.P., a Delaware limited partnership (“Payee”).

WHEREAS, on April 10, 2006, Maker executed and delivered to the order of Payee an Amended and Restated Secured Subordinated Promissory Note (the “Note”) in the principal amount of $1,500,000.00; and

WHEREAS, Maker and Payee desire to amend the Note to modify the date of payment or principal and the manner in which interest accrues thereon.

NOW, THEREFORE, in consideration of the mutual benefits inuring to Maker and Payee, and intending to be legally bound hereby, the parties agree as follows:

1. Payment of Interest. The last sentence of Paragraph 1(a) of the Note is hereby deleted and replaced in its entirety as follows:

“All accrued interest shall be payable semi-annually in arrears beginning October 10, 2006 by adding such accrued interest to the principal amount outstanding under this Note or, upon the written request of Payee, in cash.”

2. Payment of Principal. The first sentence of Paragraph 1(b) of the Note is hereby deleted and replaced in its entirety as follows:

“The unpaid principal balance of this Note shall be due and payable on the earlier to occur of (i) January 31, 2008 and (ii) the consummation of a Liquidity Event.”

3. Single Instrument; Ratification. Maker hereby authorizes Payee to affix this Allonge to the Note, whereupon it shall become part of the Note. Except as provided herein, the terms and provisions of the Note are in all other respects hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, Maker has executed this Allonge as of the day and year first above written.

AKRION, INC.

By:	/s/ James Whittle
Name:	James Whittle
Title:	Chief Financial Officer

AGREED TO:

SUNRISE CAPITAL PARTNERS, L.P.

By:	/s/ Joseph Julian
Name:	Joseph Julian
Title:	Principal

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SECOND ALLONGE TO AMENDED AND RESTATED

SECURED SUBORDINATED PROMISSORY NOTE

THIS SECOND ALLONGE TO AMENDED AND RESTATED SECURED SUBORDINATED PROMISSORY NOTE (“Second Allonge”) is made as of May 14, 2007 by and between Akrion, Inc., a Delaware corporation (“Maker”), and Sunrise Capital Partners, L.P., a Delaware limited partnership (“Payee”).

WHEREAS, on April 10, 2006, Maker executed and delivered to the order of Payee an Amended and Restated Secured Subordinated Promissory Note (the “Note”) in the principal amount of $1,500,000.00;

WHEREAS, on December 31, 2006, Maker executed and Payee agreed to an Allonge to Amended and Restated Secured Subordinated Promissory Note to, among other things, amend the date on which the unpaid principal balance of the Note is due and payable (the “Original Allonge”); and

WHEREAS, Maker and Payee desire to amend the Note to modify the date of payment of principal.

NOW, THEREFORE, in consideration of the mutual benefits inuring to Maker and Payee, and intending to be legally bound hereby, the parties agree as follows:

1. Payment of Principal. The first sentence of Paragraph 1(b) of the Note is hereby deleted and replaced in its entirety as follows:

“The unpaid principal balance of this Note shall be due and payable on the earlier to occur of (i) July 20, 2008 and (ii) the consummation of a Liquidity Event.”

2. Single Instrument; Ratification. Maker hereby authorizes Payee to affix this Second Allonge to the Note, whereupon it shall become part of the Note. Except as provided herein, the terms and provisions of the Note and the Original Allonge are in all other respects hereby ratified and confirmed and shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, Maker has executed this Second Allonge as of the day and year first above written.

AKRION, INC.

By:	/s/ James Whittle
Name:	James Whittle
Title:	Chief Financial Officer

AGREED TO:

SUNRISE CAPITAL PARTNERS, L.P.

By:	/s/ Joseph Julian
Name:	Joseph Julian
Title:	Principal

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